Exhibit 10.1

AMENDMENT NO. 3

TO

COMMON STOCK PURCHASE AGREEMENT

BETWEEN

SUNPOWER INC.

AND

WHITE LION CAPITAL LLC

THIS AMENDMENT NO. 3 TO COMMON STOCK PURCHASE AGREEMENT (this “Amendment”), effective January 11, 2026 (the “Amendment Effective Date”), is by and between SunPower Inc. a Delaware Corporation (the “Company”), and White Lion Capital, LLC, a Nevada limited liability company (the “Investor”), and amends the Common Stock Purchase Agreement by and between the Company and Investor dated July 16, 2024, previously amended by Amendment No 1. on July 24, 2024, previously amended by Amendment No. 2 on August 14, 2024 (as amended the “Agreement”), to extend the Commitment Period by the Investor under the agreement, to increase the Commitment Amount and to permit the Company to effect sales to the Investor pursuant to a Three Hour Rapid Purchase Notice (as defined below). All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendment to Article I.

Article I of the Agreement is hereby amended by amending and restating the definition of “Commitment Period” and “Commitment Amount” in Section 1.1 in its entirety as follows:

“Commitment Period” shall mean the period commencing on the Execution Date and ending on the earlier of (i) the date on which the Investor shall have purchased an aggregate number of Purchase Notice Shares pursuant to this Agreement equal to the Commitment Amount or (ii) December 31st, 2027.

“Commitment Amount” shall mean Thirty Five Million Dollars ($35,000,000) or, if such grater amount is authorized by the Company’s stockholders, Fifty Five Million Dollars ($55,000,000).

2.	Amendment to Article II.

Article II of the Agreement is hereby amended by adding Sections 2.2(g) and 2.2(h), which shall read in their entirety as follows:

Section 2.2 (g) Three Hour Rapid Purchase Notice.

(g)	Upon the terms and subject to the conditions of this Agreement, during the Commitment Period, the Company may deliver a Three Hour Rapid Purchase Notice to the Investor, subject to satisfaction of the conditions set forth in Article VII and otherwise provided herein. The Company shall deliver the Purchase Notice Shares, not to exceed the Three Hour Rapid Purchase Notice Limit, unless waived by Investor, underlying a Three Hour Rapid Purchase Notice as DWAC Shares to the Investor’s designated brokerage account alongside the delivery of the Three Hour Rapid Purchase Notice. A Three Hour Rapid Purchase Notice shall be deemed delivered on the Business Day that the Investor provides written consent of the acceptance of the Three Hour Rapid Purchase Notice (the “Three Hour Rapid Purchase Notice Date”). If the Investor does not provide written consent within 15 minutes of the delivery of the Three Hour Rapid Purchase Notice, the applicable Three Hour Rapid Purchase Notice shall be deemed void unless waived by both the Company and the Investor. Each party shall use its commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective Section 2.2 of this Agreement and the transactions contemplated herein. Investor shall not consent to accept a Three Hour Rapid Purchase Notice received less than one and a half (1.5) hours prior to the close of trading on the Principal Market.

Section 2.2 (h) Three Hour Rapid Purchase Closing.

(h)	The Closing of a Three Hour Rapid Purchase Notice shall occur one (1) Business Day following the Three Hour Rapid Purchase Notice Date (the “Three Hour Rapid Purchase Closing Date”); whereby the Investor shall deliver to the Company, by 5:00 p.m. New York time on the Three Hour Rapid Closing Date, the Three Hour Rapid Purchase Investment Amount by wire transfer of immediately available funds to an account designated by the Company.

3.	Amendment to Article V.

Article V of the Agreement is hereby amended by amending and restating Section 5.1 in its entirety as follows:

Section 5.1 SHORT SALES AND CONFIDENTIALITY. Neither the Investor, nor any affiliate of the Investor acting on its behalf or pursuant to any understanding with it, will execute any Short Sales during the period from the Execution Date to the end of the Commitment Period. For the purposes hereof, and in accordance with Regulation SHO, the sale after delivery of the Purchase Notices of such number of shares of Common Stock purchased under the applicable Purchase Notice shall not be deemed a Short Sale. The parties acknowledge and agree that during the Rapid Purchase Notice Date, the Hour Rapid Purchase Notice Date, the Three Hour Rapid Purchase Notice Date and Fixed Purchase Valuation Period, the Investor may contract for, or otherwise effect, the resale of the subject purchased Purchase Notice Shares to third-parties. The Investor shall, until such time as the transactions contemplated by the Transaction Documents are publicly disclosed by the Company in accordance with the terms of the Transaction Documents, maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents. “Short Sales” shall mean “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.

4.	Amendment to Article VI.

Article VI of the Agreement is hereby amended by amending and restating Section 6.6 in its entirety as follows:

Section 6.6 Other Equity Line Transactions. From the Execution Date until the end of the Commitment Period, the Company shall be prohibited from entering into any “equity line” or substantially similar transaction whereby an investor is irrevocably bound to purchase securities over a period of time from the Company at a price based on the market price of the Common Stock at the time of such purchase (a “Competing ELOC Transaction”); provided, however, that this Section 6.6 shall not be deemed to prohibit the issuance of shares of Common Stock pursuant to (i) an “at-the-market offering” by the Company through a registered broker-dealer acting as agent of the Company pursuant to a written agreement between the Company and such registered broker-dealer or (ii) the conversion or exercise of derivative securities where the conversion or exercise price varies based on the market price of the Common Stock. The Investor shall be entitled to seek injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required.

Notwithstanding anything in this Section 6.6 or elsewhere in this Agreement to the contrary, the Company shall be permitted to enter into a Competing ELOC Transaction so long as (i) the Competing ELOC Transaction contains terms that differ from this Agreement, (ii) the Company has first proposed these differing terms to the Investor, and (iii) after being given a reasonable amount of time to consider the proposal, the Investor has chosen not to amend this Agreement or enter into a new agreement with the Company on the same or substantially similar terms as the differing terms in the Competing ELOC Transaction.

The following terms shall be defined as set forth below:

a.	“Competing ELOC Transaction” shall have the meaning specified in Section 6.6.

b.	“Three Hour Rapid Purchase Closing Date” shall have the meaning specified in Section 2.2(h).

c.	“Three Hour Rapid Purchase Investment Amount” shall mean the applicable Purchase Notice Shares referenced in the Three Hour Rapid Purchase Notice multiplied by the applicable Three Hour Rapid Purchase Price.

d.	“Three Hour Rapid Purchase Notice” shall mean the closing of a purchase and sale of shares of Common Stock as described in Section 2.2(g).

e.	“Three Hour Rapid Purchase Notice Date” shall have the meaning specified in Section 2.2(g).

f.	“Three Hour Rapid Purchase Notice Limit” shall mean five percent (5%) of the Average Daily Trading Volume.

g.	“Three Hour Rapid Purchase Price” shall mean the lowest traded price of Common Stock during the Three Hour Rapid Valuation Period.

h.	“Three Hour Rapid Purchase Valuation Period” shall mean the three (3) hour period following the Investor’s written consent of the acceptance of the applicable Three Hour Rapid Purchase Notice by Investor.

The following terms shall be amended and restated as set forth below:

i.	“Purchase Notice” shall mean a written notice from Company, substantially in the form of Exhibit A attached hereto (a “Rapid Purchase Notice Form”), or Exhibit B attached hereto (a “Fixed Purchase Notice Form”), or Exhibit E attached hereto (a “Hour Rapid Purchase Notice Form”) or Exhibit F attached hereto (a “Three Hour Rapid Purchase Notice Form”), to the Investor and the Transfer Agent setting forth the Purchase Notice Shares which the Company requires the Investor to purchase pursuant to the terms of this Agreement

Exhibit A attached hereto shall be added as Exhibit D to the Agreement.

5. Representations and Warranties. Each of the Investor and the Company represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary entity action and that the officers executing this Amendment on its behalf were similarly authorized and empowered and that this Amendment does not contravene any provisions of its articles of incorporation, bylaws, certificate of formation, limited liability company agreement or other formation documents, or of any contract or agreement to which it is a party or by which any of its properties are bound.

6.	Miscellaneous.

(a) Except as modified by this Amendment, the Agreement continues in full force and effect in accordance with its terms.

(b) This Amendment shall be governed by and construed in accordance with the laws of the State of California as set forth in Section 10.1 of the Agreement and the dispute resolution provisions set forth in the Agreement.

(c) This Amendment may be executed in any number of counterparts and by electronic transmission (which shall bind the parties hereto), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

** signature page follows **

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officer as of the Amendment Effective Date.

SUNPOWER INC.

By:	/s/ T.J. Rodgers
Name:	T.J. Rodgers
Title:	CEO and Chairman

WHITE LION CAPITAL, LLC

By:	/s/ Alan Uryniak
Name:	Alan Uryniak
Title:	Portfolio Manager

EXHIBIT F

FORM OF THREE HOUR RAPID PURCHASE NOTICE

TO: WHITE LION CAPITAL LLC

We refer to the Common Stock Purchase Agreement, dated as of July 16th, 2024, (as amended, the “Agreement”), entered into by and between SunPower Inc., and White Lion Capital LLC. Capitalized terms defined in the Agreement shall, unless otherwise defined herein, have the same meaning when used herein.

We hereby:

1) Give you notice that we require you to purchase __________ Purchase Notice Shares at the Three Hour Rapid Purchase Price; and

2) Certify that, as of the date hereof, the conditions set forth in Section 7 of the Agreement are satisfied.

SUNPOWER INC.

By:
Name:
Title: